UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 21, 2016
Date of Report

Cantabio Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	000-54905	99-0373067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road #223 Palo Alto, California (Address of principal executive offices)		94303 (Zip Code)

(650)320-1765
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As we have previously disclosed in a periodic report filed with the U.S. Securities and Exchange Commission, on February 17, 2016, KLJ & Associates, LLP resigned as our principal independent registered public accounting firm for Cantabio Pharmaceuticals Inc.

On March 21, 2016, the firm of Marcum LLP became our principal independent registered public accounting firm for the fiscal years ending March 31, 2016 and 2015.  During the two most recent fiscal years or subsequent interim period, neither we did not consult with Marcum LLP (nor did anyone consult with them on our behalf) regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did the entity of Marcum LLP, provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during our two most recent fiscal years or subsequent interim period, we have not consulted the entity of Marcum LLP, on any matter that was the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTABIO PHARMACEUTICALS INC.
Date: March 21, 2016	By: /s/ Thomas Roger Sawyer Name: Thomas Roger Sawyer Title: Chief Operating Officer